Exhibit 99.01

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Immersion Corporation Reports First Quarter 2012 Results

SAN JOSE, Calif., May 3, 2012 — Immersion Corporation (NASDAQ: IMMR), the leader in developing and licensing touch feedback technology (http://www.immersion.com/corporate/), today reported financial results for the first quarter ended March 31, 2012. In a separate press release issued today the company also announced that it has appointed Paul Norris as Chief Financial Officer, effective May 14, 2012.

Total revenues for the first quarter of 2012 were $9.7 million, down 1% as compared to $9.8 million for the first quarter of 2011. Royalty and license revenues totaled $9.1 million for the first quarter of 2012, an increase of 9% as compared to $8.4 million for the same period last year. Net loss for the first quarter of 2012 was $(219,000), or $(0.01) per share. This compares to net income of $1.4 million or $0.05 per share, for the first quarter of 2011. Adjusted EBITDA for the first quarter of 2012 was $1.6 million, as compared to $3.3 million in the first quarter of 2011.

“Immersion posted strong results for the first quarter. Royalty revenues of $9.1 million grew 9% over the same period last year, and we achieved solid Adjusted EBITDA based on our scalable, high-margin licensing model, despite increased litigation expenses,” said Immersion CEO Victor Viegas. “We continue to be encouraged by the rapid adoption of haptics in the mobile market, and remain focused on delivering innovative new product solutions while protecting our intellectual property in the interests of our shareholders, partners and customers.”

“Based on our current outlook, we are reiterating our expectations for fiscal 2012 revenues to be in the range of $34 to $36 million, an increase of 11% to 18% from the prior year, and to achieve positive Adjusted EBITDA for the year,” concluded Mr. Viegas.

As of March 31, 2012, Immersion’s cash, cash equivalents, and short-term investments were $57.6 million, compared to $56.3 million as of December 31, 2011.

Corporate Highlights

Immersion recently:

•	On March 2, 2012, added HTC Corporation and certain of its affiliates to the complaint with the U.S. International Trade Commission and in a separate patent infringement complaint in the U.S. District Court in Delaware alleging that certain HTC Android-based smartphones infringe six Immersion patents that cover various uses of haptic effects in connection with touchscreens.

•	Saw DOCOMO successfully launch a new MEDIAS tablet and smartphone using Immersion technology into the Japanese market from NEC CASIO Mobile Communications and NEC.

•	Saw additional applications designed by numerous third party developers that incorporate haptic effects by using Immersion’s SDK.

Conference Call Information

Immersion will host a conference call with company management on Thursday, May 3, 2012 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss financial results for the first quarter ended March 31, 2012. To participate on the live call, analysts and investors should dial +1 877-941-4775 at least ten minutes prior to the start of the call. A replay of the call will be available until 11:59 p.m. Pacific time on May 10, 2012 by dialing +1 800-406-7325 and entering the passcode 4533410#. A live and archived webcast of the conference call will also be available for 90 days within the investor relations section of Immersion’s corporate Web site at www.immersion.com.

About Immersion (www.immersion.com)

Founded in 1993, Immersion (NASDAQ:IMMR) is the leading innovator in haptic technology; the company’s touch feedback solutions deliver a more compelling sense of the digital world. Using Immersion’s high-fidelity haptic systems, partners can transform user experiences with unique and customizable touch feedback effects; excite the senses in games, videos and music; restore “mechanical” feel by providing intuitive and unmistakable confirmation; improve safety by overcoming distractions while driving or performing a medical procedure; and expand usability when audio and visual feedback are ineffective. Immersion’s TouchSense technology provides haptics in mobile phone, automotive, gaming, medical and consumer electronics products from world-class companies. With over 1200 issued or pending patents in the U.S. and other countries, Immersion helps bring the digital universe to life.

Use of Non-GAAP Financial Measures

Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information because it is useful in understanding the company’s performance as it excludes non-cash and other special charges that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Investors are encouraged to review the related GAAP financial measures.

Forward-looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, the statements regarding our expectations for fiscal 2012 revenues to be in the range of $34 to $36 million, and the expectation as to our Adjusted EBITDA for the full year and other statements regarding future growth and our intellectual property.

Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, continued disruption in the markets for Immersion’s and its licensees’ products due to the recent earthquake and tsunami in Japan; delay in or failure to achieve commercial demand for Immersion’s or its licensees’ products; a delay in or failure to achieve the acceptance of force feedback as a critical user experience; unexpected difficulties in transitioning to a pure IP licensing model and in monetizing the patent portfolio; the commercial success of applications or devices into which Immersion’s technology is licensed; potentially lengthy sales cycles and design processes; unanticipated difficulties and challenges encountered in development efforts; potential restructuring charges; unexpected costs; failure to retain key personnel; potential and actual claims and proceedings, including stockholder litigation; competition; the impact of global economic conditions and other factors. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2011 and its most recent Quarterly Report on Form 10-Q, which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo, and TouchSense are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

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Immersion Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2012 (Unaudited)	December 31, 2011 (1)
ASSETS
Cash and cash equivalents	$8,587	$7,298
Short-term investments	48,968	48,987
Accounts receivable, net	2,962	1,487
Inventories	531	423
Deferred income taxes	215	215
Prepaid expenses and other current assets	423	479

Total current assets	61,686	58,889
Property and equipment, net	1,624	1,737
Intangibles and other assets, net	14,503	14,053

TOTAL ASSETS	$77,813	$74,679

LIABILITIES
Accounts payable	$1,879	$365
Accrued compensation	1,764	2,830
Other current liabilities	1,915	2,054
Deferred revenue and customer advances	5,996	4,120

Total current liabilities	11,554	9,369
Long-term deferred revenue	12,450	13,229
Deferred income tax liabilities	215	215
Other long-term liabilities	588	245

TOTAL LIABILITIES	24,807	23,058
STOCKHOLDERS’ EQUITY	53,006	51,621

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$77,813	$74,679

(1)	Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues:
Royalty and license	$9,085	$8,353
Product sales	272	1,001
Development contracts and other	334	414

Total revenues	9,691	9,768

Costs and expenses:
Cost of revenues (exclusive of amortization and impairment of intangibles shown separately below)	315	474
Sales and marketing	1,746	1,850
Research and development	2,194	2,099
General and administrative	4,771	3,111
Amortization and impairment of intangibles	341	357

Total costs and expenses	9,367	7,891

Operating Income	324	1,877
Interest and other income	10	62

Income from continuing operations before provision for income taxes	334	1,939
Provision for income taxes	(553)	(594)

Income (loss) from continuing operations	(219)	1,345
Discontinued operations:
Gain on sales of discontinued operations	—	43

Net Income (loss)	$(219)	$1,388

Basic net income (loss) per share
Continuing operations	$(0.01)	$0.05
Discontinued operations	—	—

Total	$(0.01)	$0.05

Shares used in calculating basic net income (loss) per share	27,941	28,249

Diluted net income (loss) per share
Continuing operations	$(0.01)	$0.05
Discontinued operations	—	—

Total	$(0.01)	$0.05

Shares used in calculating diluted net income (loss) per share	27,941	28,960

Immersion Corporation

Reconciliation of GAAP Net Income to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
GAAP Net Income (Loss)	$(219)	$1,388
Interest and other income	(10)	(62)
Provision for income taxes	553	594
Depreciation and amortization	166	246
Amortization and impairment of intangibles	341	357
Stock-based compensation	720	784
Discontinued operations	—	(43)

Total adjustments	1,770	1,876
Adjusted EBITDA	$1,551	$3,264